                                                                 Exhibit 99.4.5

                         INDEPENDENT AUDITOR'S REPORT

To the Management Committee
West Virginia PCS Alliance, L.C.
Waynesboro, Virginia

We have audited the accompanying balance sheets of West Virginia PCS Alliance, L.C. as of December 31, 1999 and 1998, and the related statements of operations, members' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from July 1, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Alliance's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Virginia PCS Alliance, L.C. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from July 1, 1997 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen LLP

Richmond, Virginia
February 17, 2000

                        WEST VIRGINIA PCS ALLIANCE, L.C.

                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                                                           1999        1998
                                                        ----------- -----------
                    ASSETS (Note 2)
Current Assets
  Cash and cash equivalents............................ $     8,120 $    10,254
  Accounts receivable, net of allowance of $99,915
   ($1,768 in 1998)....................................     832,763      32,453
  Other receivables....................................     175,376     141,449
  Inventories..........................................   1,281,241     229,150
  Prepaid expenses.....................................      69,049      74,145
                                                        ----------- -----------
    Total current assets...............................   2,366,549     487,451
                                                        ----------- -----------
Subordinated Capital Certificates......................   2,506,255     411,869
                                                        ----------- -----------
Property and Equipment
  Land and building....................................     942,988      42,668
  Network plant and equipment..........................  33,898,373   8,911,322
  Furniture, fixtures and other equipment..............   1,330,005     789,631
  Radio spectrum licenses..............................   6,132,100   6,132,100
                                                        ----------- -----------
    Total in service...................................  42,303,466  15,875,721
  Under construction...................................   5,436,007  11,634,333
                                                        ----------- -----------
                                                         47,739,473  27,510,054
  Less accumulated depreciation........................   2,317,215     257,819
                                                        ----------- -----------
                                                         45,422,258  27,252,235
                                                        ----------- -----------
Other Assets
  Radio spectrum licenses..............................   2,844,772   2,756,946
  Other................................................     356,894     223,441
                                                        ----------- -----------
                                                          3,201,666   2,980,387
                                                        ----------- -----------
                                                        $53,496,728 $31,131,942
                                                        =========== ===========
       LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities
  Accounts payable..................................... $ 1,819,567 $ 7,147,589
  Due to affiliates (Note 5)...........................   1,059,198   3,492,424
  Accrued payroll......................................      59,797      56,337
  Advance billings.....................................      27,550       9,371
  Accrued interest.....................................       5,434       4,526
  Other accrued liabilities............................     104,530      22,280
                                                        ----------- -----------
    Total current liabilities..........................   3,076,076  10,732,527
                                                        ----------- -----------
Long-Term Debt (Note 2)................................  51,125,102   9,237,389


Commitments (Note 4)


Members' Equity (Deficit) (Note 3).....................   (704,450)  11,162,026
                                                        ----------- -----------
                                                        $53,496,728 $31,131,942
                                                        =========== ===========

                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE, L.C.

                            STATEMENTS OF OPERATIONS
 Years Ended December 31, 1999, 1998 and for the period fromJuly 1, 1997 (date of inception) through December 31, 1997

                                               1999         1998         1997
                                           ------------  -----------  ---------
Operating revenues:
  Subscriber revenue...................... $  2,307,517  $    46,293  $     --
  Equipment sales.........................      681,398       65,388        --
                                           ------------  -----------  ---------
                                              2,988,915      111,681        --
                                           ------------  -----------  ---------
Operating expenses:
  Cost of sales...........................    3,065,469      218,943        --
  Maintenance and support.................    4,129,714      610,106        --
  Depreciation and amortization...........    2,067,618      258,959        --
  Customer operations.....................    4,094,039    1,308,767        --
  Corporate operations....................    1,743,683      817,984        --
                                           ------------  -----------  ---------
                                             15,100,523    3,214,759        --
                                           ------------  -----------  ---------
    Loss before interest expense..........  (12,111,608)  (3,103,078)       --
Interest expense..........................    1,175,868          --         --
                                           ------------  -----------  ---------
Net loss.................................. $(13,287,476) $(3,103,078) $     --
                                           ============  ===========  =========


                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE, L.C.

                            STATEMENTS OF CASH FLOWS
 Years Ended December 31, 1999, 1998 and for the period from July 1, 1997 (date of inception) through December 31, 1997

                                          1999          1998         1997
                                      ------------  ------------  -----------
Cash Flows From Operating Activities
Net loss............................. $(13,287,476) $ (3,103,078) $       --
Adjustments to reconcile net loss to
 net cash used in operating
 activities:
  Depreciation.......................    2,059,396       254,849          --
  Amortization.......................        8,222         4,110          --
  Changes in assets and liabilities:
  (Increase) decrease in:
    Accounts receivable..............     (834,237)     (173,902)         --
    Inventories......................   (1,052,091)     (229,150)         --
    Prepaid expenses.................        5,096       (74,145)         --
  Increase in:
    Accounts payable.................      518,754       682,086          --
    Advance billings.................       18,180         9,371          --
    Accrued interest.................          908         4,526          --
    Other accrued liabilities........       85,710         2,489          --
                                      ------------  ------------  -----------
      Net cash used in operating
       activities....................  (12,477,538)   (2,622,844)         --
                                      ------------  ------------  -----------
Cash Flows From Investing Activities
  Purchase of property and
   equipment.........................  (26,076,196)  (13,997,039)    (729,160)
  Increase in radio spectrum
   licenses..........................      (87,826)       (3,994)  (8,851,607)
  Increase in deferred charges.......          (95)      (10,803)    (380,235)
  Increase in patronage capital
   certificates......................     (141,580)          --           --
                                      ------------  ------------  -----------
      Net cash used in investing
       activities....................  (26,305,697)  (14,011,836)  (9,961,002)
                                      ------------  ------------  -----------
Cash Flows From Financing Activities
  Increase in equity issuance costs..          --         (2,232)     (25,812)
  Capital contributions..............    1,421,000           --    14,316,036
  Advances from affiliates...........   (2,433,226)    3,426,045       66,379
  Borrowings on revolving credit
   agreements, net...................          --      1,000,000          --
  Proceeds from long-term borrowings,
   net...............................   39,793,327     7,825,520          --
                                      ------------  ------------  -----------
      Net cash provided by financing
       activities....................   38,781,101    12,249,333   14,356,603
                                      ------------  ------------  -----------
      Net increase (decrease) in cash
       and cash equivalents..........       (2,134)   (4,385,347)   4,395,601
Cash and Cash Equivalents
Beginning............................       10,254     4,395,601          --
                                      ------------  ------------  -----------
Ending............................... $      8,120  $     10,254  $ 4,395,601
                                      ============  ============  ===========

                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE, L.C.

 Years Ended December 31, 1999, 1998 and for the period from July 1, 1997 (date of inception) through December 31, 1997

                                                     1999       1998      1997
                                                  ---------- ---------- --------
Supplemental Schedule of Noncash Investing and
 Financing Activities
  Noncash increases in property and equipment
   consisting primarily of accrued construction
   costs and reallocation of prior year other
   intangible costs.............................  $  618,726 $6,661,939 $799,469
                                                  ========== ========== ========
  Subordinated capital certificates acquired by
   long-term borrowings.........................  $2,094,386 $  411,869 $    --
                                                  ========== ========== ========
Supplemental Disclosure of Cash Flow Information
  Cash payments for interest....................  $1,781,822 $  178,627 $    --
                                                  ========== ========== ========





                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE, L.C.

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
 Years Ended December 31, 1999, 1998 and for the period from July 1, 1997 (date of inception) through December 31, 1997

                                                                     Common
                                                                   Membership
                                                                   Interests
                                                                  ------------
Initial Capital Contribution..................................... $ 14,316,036
  Issuance costs.................................................      (25,812)
  Net income.....................................................          --
                                                                  ------------
Balance as of December 31, 1997..................................   14,290,224
  Issuance costs.................................................      (25,120)
  Net loss.......................................................   (3,103,078)
                                                                  ------------
Balance as of December 31, 1998..................................   11,162,026
  Capital contributions..........................................    1,421,000
  Net loss.......................................................  (13,287,476)
                                                                  ------------
Balance as of December 31, 1999.................................. $   (704,450)
                                                                  ============



                       See Notes to Financial Statements.

                       WEST VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

The West Virginia PCS Alliance, L.C. ("Alliance") was organized in 1997 pursuant to the provisions of the Virginia Limited Liability Company Act. The Alliance was formed to fund, establish and operate a business to design, construct, own, operate and maintain a personal communications system to provide personal communications services ("PCS") in West Virginia. Operations commenced during September 1998, prior to which the Alliance was in the development stage. Its major activities through September 1998 were limited to acquiring PCS radio spectrum licenses, designing and constructing a personal communications system and obtaining equity capital.

CFW Wireless Inc., a wholly-owned subsidiary of CFW Communications Company, is responsible for managing and operating the Alliance pursuant to the terms and conditions of the service agreement and within the framework of the approved operating and capital business plan.

The following is a summary of the Alliance's significant accounting policies:

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents: The Alliance considers all highly liquid cash investments with a purchased maturity of three months or less to be cash equivalents. At times such investments may be in excess of federally-insured amounts.

  Inventories: Inventories include PCS telephone equipment held for sale and are stated at the lower of average cost or market.

  Property and equipment: Property and equipment is stated at cost and depreciated using the straight-line method over their estimated useful lives. Buildings are depreciated over a 50-year life. Network plant and equipment are depreciated over various lives ranging from 5 to 17 years, with an average life of approximately 10 years for the category. Furniture, fixtures and other equipment are depreciated over various lives ranging from 3 to 24 years. Radio spectrum licenses, which are for areas where the licenses are being used in operations, are amortized over a life of 40 years. The Alliance includes radio spectrum licenses in other assets until such licenses are placed in service. Assets under construction represent costs incurred for the construction of cell sites, including allocated overhead costs.

  Revenue recognition: The Alliance earns revenue by providing access to and usage of its personal communications network. Local service and airtime revenues are recognized as services are provided. Other revenues for equipment sales are recognized at the point of sale. Handset equipment is sold at prices below cost. Prices are based on the service contract period. The Alliance recognizes the entire cost of the handsets at the point of sale, rather than deferring such costs over the service contract period.

                       WEST VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies (Continued)

  Fair value of financial instruments: The fair value of financial instruments recorded on the balance sheets are not significantly different than the carrying amounts.

  Income taxes: The Alliance is treated as a partnership for income tax purposes. The Internal Revenue Code and applicable state statutes provide that income and expenses of a partnership are not separately taxable, but rather accrue directly to the members as provided by agreement. Accordingly, no provision for federal or state income taxes has been made in the financial statements.

  Financial statement classifications: Certain amounts on the 1998 and 1997 financial statements have been reclassified, with no effect on net loss or members' equity to conform with classifications adopted in 1999.

Note 2. Long-Term Debt

Long-term debt consists of the following as of December 31:

                                                             1999        1998
                                                          ----------- ----------
Vendor Supported Loan.................................... $50,125,102 $8,237,389
Line of Credit...........................................   1,000,000  1,000,000
                                                          ----------- ----------
                                                          $51,125,102 $9,237,389
                                                          =========== ==========

In July 1998, the Alliance entered into a $70.5 million Senior Secured Credit Facility with the Rural Telephone Financing Cooperative ("RTFC" or "Lender") and Motorola, Inc. ("Motorola"). The available facilities consist of a 7-year senior secured term loan ("Vendor Supported Loan") in the amount of $52.5 million, a 7-year senior secured term loan ("Supplemental Loan") in the amount of $17.0 million, and a 5-year senior secured revolving line of credit loan ("Line of Credit") in the amount of $1.0 million.

The Vendor Supported Loan is to finance up to $49.9 million of Motorola supplied PCS equipment and engineering services, nonvendor related capital expenditures and microwave relocation expenses, and to purchase up to $2.6 million of RTFC subordinated capital certificates ("SCCs"). The Supplemental Loan is to finance up to $16.2 million of non-Motorola related capital expenditures and working capital, and to purchase up to $0.8 million of RTFC SCCs. The Line of Credit is to supplement the Alliance's general short-term cash requirements.

The RTFC SCC's are nonmarketable securities and are stated at historical cost. As the RTFC loans are repaid, the SCCs will be refunded through a cash payment to maintain a 5% SCCs-to-outstanding loan balance ratio.

As borrowings occur, the Alliance can choose between several fixed and variable rate interest options. The variable interest rate in effect on the nonfixed portions of the Vendor Supported Loan at December 31, 1999 was 7.45%. In September 1998, the Alliance converted $5.0 million of the Vendor Supported Loan to a fixed rate of 6.55%. This rate is in effect until September 2001, at which time the loan will revert to the variable rate.

                       WEST VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 2. Long-Term Debt (Continued)

Under the Line of Credit agreement, the Alliance will pay interest quarterly with all principal and interest payments due five years from the date of the Line of Credit agreement. The interest rate on the Line of Credit is the RTFC's standard monthly quoted line of credit rate plus 0.5%. The interest rate in effect on the Line of Credit at December 31, 1999 was 8.1%.

All of the Alliance's present and future assets and revenues are pledged as security for the RTFC loans. In addition, each member of the Alliance has entered into an irrevocable unsecured pro rata guaranty with the RTFC. These guarantees will not exceed the lesser of (i) $32.8 million plus interest and fees due thereon or (ii) 30% of the outstanding indebtedness under the Vendor Supported Loan plus outstanding borrowings on the Supplemental Loan and Line of Credit, inclusive of principal, interest and fees due thereon. As additional credit support for the Vendor Supported Loan, Motorola has entered into a guaranty agreement with the RTFC, whereby it is committed to guarantee up to the lesser of (i) $36.8 million or (ii) 70% of the Alliance's outstanding indebtedness under the Vendor Supported Loan. Pursuant to this agreement, Motorola is entitled to a guaranty fee of 2%, 3%, and 4% of the outstanding indebtedness under the Vendor Supported Loan which it guarantees in years 5, 6, and 7, respectively. There is no fee in years 1 through 4.

The loan agreements contain various restrictive covenants including negative covenants related to additional indebtedness, redemption of membership interests and payment of management fees. The agreements also contain financial covenants related to cash flows, population coverage, number of subscribers, debt service coverage and leverage.

There are no long-term debt maturities for 2000-2001. Maturities for 2002, 2003, 2004 and 2005 are $2,506,255, $7,265,638, $7,518,765 and $33,834,444,
respectively. Interest costs were approximately $1,783,000 in 1999, approximately $607,000 of which was capitalized.

The RTFC allocates a large percentage of its annual margins to its patrons. A majority portion of the allocation is returned to the borrowers in cash. The remainder is issued to borrowers in the form of patronage capital certificates, which are retired in cash on an RTFC board approved cycle. In 1999, the Alliance recorded a receivable in the amount of $42,932 for the 1999 cash distribution that is reflected in other receivables on the balance sheet. The net present value of the total patronage capital certificates was $141,579 at December 31, 1999 and is reflected in other assets on the balance sheet.

Note 3. Capital Structure

The Alliance's authorized capitalization consists of one class of membership interest, which consists of 1,242,002 units issued for a total of $14,316,036 before $50,932 of related issuance costs. This issuance is defined as the initial "Capital Contribution." Additional future cash contributions may be required from the members on the same terms and conditions of their initial Capital Contribution. If any member fails to make the additional contributions, their existing capital account balance may be redeemed at 25% of the then outstanding balance and amounts forfeited would be allocated among the remaining common members.

                       WEST VIRGINIA PCS ALLIANCE, L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 3. Capital Structure (Continued)

Pursuant to the terms of the aforementioned debt facility, the members entered into equity subscriptions agreements that obligate them to contribute additional equity of $5.68 million, in the aggregate. Such additional equity contributions are to be made in four annual installments of $1.42 million ending in 2002 for the purchase, at fair market value, of Common Membership units.

In January 2000, the members contributed $1.42 million to the Alliance, purchasing 78,944.44 Common Membership units.

Note 4. Commitments

Leases: The Alliance leases property for cell site locations and retail stores. Leases for cell site locations vary in term from five to ten years. Leases for retail store locations vary in term from one to five years. Certain cell site location leases have been prepaid and are being amortized on a straight-line basis over the total lease term. Total annual lease expense was approximately $769,000 for the year ended December 31, 1999. The total amount committed under these agreements is $727,989 in 2000, $682,133 in 2001, $657,140 in 2002, $557,183 in 2003, $308,602 in 2004 and $326,765 for the
years thereafter.

Equipment: The Alliance has entered into a purchase contract to acquire up to $35.0 million of equipment over a period ending July 10, 2002. As of December 31, 1999, the Alliance had purchased $20.2 million pursuant to the terms of such contract. Total outstanding purchase commitments were approximately $2.6 million at December 31, 1999.

Note 5. Related Party Transactions

All transactions of the Alliance are administered by the managing partner. CFW Wireless, a subsidiary of CFW Communications Company provided engineering, construction, customer care and other services to the Alliance in accordance with the service contract, which totalled $1,273,715 in 1999, $933,585 in 1998 and $179,836 in 1997. All 1999 charges were expensed. Of the total 1998 charges, $380,746 was expensed and $552,839 was capitalized during the construction and start up period. CFW Communications Company also provided certain corporate services for the Alliance in the amount of $1,168,009 in 1999, $553,225 in 1998 and $69,541 in 1997. All of the 1999 charges were expensed. Of the total 1998 charges, $436,014 was expensed and $117,211 was capitalized during the construction and start up period. All of the 1997 charges were capitalized. Corporate services include executive, finance, accounting, human resources, information management and marketing services. Such services are charged to the Alliance at cost. In addition, the managing partner advances funds to the Alliance to cover expenditures incurred. The net advances are included in due to affiliates in the accompanying balance sheet. In addition, the managing partner advances funds to the Alliance to cover expenditures incurred. These advances are included in due to affiliates in the accompanying balance sheets. Interest on outstanding advances totaled $193,990 in 1999.

Switch access and switching equipment and services totaling $972,759 in 1999 and $1,115,043 in 1998 were provided at cost by the Virginia PCS Alliance LC (an entity related by common ownership and management). All of the 1999 charges were expensed. Of the total 1998 charges, $375,941 was expensed and $739,102 was capitalized.

                        WEST VIRGINIA PCS ALLIANCE L.C.

                            CONDENSED BALANCE SHEETS

                                                       March 31,   December 31,
                                                         2000          1999
                                                      -----------  ------------
                                                      (Unaudited)
                       ASSETS
Current Assets
  Cash and cash equivalents.......................... $15,071,227  $     8,120
  Accounts receivable, net of allowance..............   1,428,408      832,763
  Accounts receivable, other.........................     172,186      175,376
  Inventories........................................     767,446    1,281,241
  Prepaid expenses...................................      54,676       69,049
                                                      -----------  -----------
    Total current assets.............................  17,493,943    2,366,549
                                                      -----------  -----------
Subordinated Capital Certificates....................   2,518,223    2,506,255
                                                      -----------  -----------
Property and Equipment
  Land and building..................................     949,020      942,988
  Network plant and equipment........................  26,818,885   33,898,373
  Furniture, fixtures and other equipment............   1,480,372    1,330,005
  Radio spectrum licenses............................   6,132,100    6,132,100
                                                      -----------  -----------
    Total in service.................................  35,380,377   42,303,466
  Under construction.................................  10,220,007    5,436,007
                                                      -----------  -----------
                                                       45,600,384   47,739,473
  Less accumulated depreciation......................   2,625,379    2,317,215
                                                      -----------  -----------
                                                       42,975,005   45,422,258
                                                      -----------  -----------
Other Assets
  Radio spectrum licenses............................   2,844,772    2,844,772
  Other..............................................     425,702      356,894
                                                      -----------  -----------
                                                        3,270,474    3,201,666
                                                      -----------  -----------
                                                      $66,257,645  $53,496,728
                                                      ===========  ===========

      LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities
  Accounts payable................................... $ 6,352,826  $ 1,819,567
  Due to affiliates..................................   1,423,472    1,059,198
  Advance billings...................................      38,273       27,550
  Accrued interest...................................      (1,915)       5,434
  Accrued payroll....................................      31,144       59,797
  Other accrued liabilities..........................     108,655      104,530
                                                      -----------  -----------
    Total current liabilities........................   7,952,455    3,076,076
Long-Term Liabilities
  Long-term debt.....................................  51,546,937   51,125,102
  Other long term liabilities........................  10,846,977          --
                                                      -----------  -----------
                                                       62,393,914   51,125,102
Members' Equity (Deficit)
  Common membership interests........................  (4,088,724)    (704,450)
                                                      -----------  -----------
                                                       (4,088,724)    (704,450)
                                                      -----------  -----------
                                                      $66,257,645  $53,496,728
                                                      ===========  ===========

                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE L.C.

                       CONDENSED STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2000 and 1999

                                                         2000         1999
                                                      -----------  -----------
                                                            (Unaudited)
Operating revenues:
  Subscriber revenue................................. $ 1,670,673  $   143,210
  Wholesale revenue..................................     319,803          --
  Equipment revenue..................................     467,598       89,752
                                                      -----------  -----------
                                                        2,458,074      232,962
                                                      -----------  -----------
Operating expenses:
  Cost of sales......................................   2,167,018      251,394
  Maintenance and support............................   1,405,295      784,720
  Depreciation and amortization......................     701,557      268,130
  Customer operations................................   1,681,816      692,327
  Corporate operations...............................     459,279      407,485
                                                      -----------  -----------
                                                        6,414,965    2,404,056
                                                      -----------  -----------
    Operating loss...................................  (3,956,891)  (2,171,094)
Interest income (expense)
  Interest income....................................      47,430      153,553
  Senior credit facility.............................    (895,813)    (161,735)
                                                      -----------  -----------
                                                         (848,383)      (8,182)
                                                      -----------  -----------
Net loss............................................. $(4,805,274) $(2,179,276)
                                                      ===========  ===========


                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE L.C.

                       CONDENSED STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2000 and 1999

                                                     2000         1999
                                                 ------------  -----------
                                                       (Unaudited)          ---
Cash Flows From Operating Activities
  Net loss...................................... $ (4,805,274) $(2,179,276)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation................................      699,502      266,075
    Amortization................................        2,055        2,055
    Changes in assets and liabilities (Increase)
     in:
      Accounts receivable.......................     (592,455)    (126,909)
      Inventories...............................      513,795     (387,706)
      Prepaid expenses..........................       14,373      (18,325)
    Increase (decrease) in:
      Accounts payable, trade...................    2,756,162     (103,499)
      Advance billings and customer deposits....       10,723        3,546
      Accrued interest..........................       (7,349)      (1,737)
      Other accrued liabilities.................      (24,528)      (4,039)
                                                 ------------  -----------
        Net cash used in operating activities...   (1,432,996)  (2,549,815)
                                                 ------------  -----------
Cash Flows From Investing Activities
  Purchase of property and equipment............   (6,070,868)  (4,494,430)
  Proceeds from sale of towers..................   20,442,692          --
  Increase in patronage capital certificates....      (90,146)         --
  Decrease (Increase) in deferred
   charges/credits..............................       19,283        9,287
                                                 ------------  -----------
      Net cash provided by (used in) investing
       activities...............................   14,300,961   (4,485,143)
                                                 ------------  -----------
Cash Flows From Financing Activities
  Capital contributions, net....................    1,421,000    1,421,000
  Advances from affiliates......................      364,274   (2,328,269)
  Borrowings on revolving credit agreements,
   net..........................................     (500,000)  (1,000,000)
  Proceeds from long-term borrowings............      909,868    8,942,730
                                                 ------------  -----------
      Net cash provided by financing
       activities...............................    2,195,142    7,035,461
                                                 ------------  -----------
      Net increase in cash and cash
       equivalents..............................   15,063,107          503
Cash and Cash Equivalents:
  Beginning.....................................        8,120       10,254
                                                 ------------  -----------
  Ending........................................  $15,071,227  $    10,757
                                                 ============  ===========


                       See Notes to Financial Statements.

                        WEST VIRGINIA PCS ALLIANCE L.C.

               CONDENSED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                  (Unaudited)

                                                                     Common
                                                                   Membership
                                                                    Interests
                                                                   -----------
Balance as of January 1, 1999..................................... $11,162,026
  Capital contributions...........................................   1,421,000
  Net loss........................................................  (2,179,278)
                                                                   -----------
Balance as of March 31, 1999......................................  10,403,748
  Net loss........................................................  (3,269,708)
                                                                   -----------
Balance as of June 30, 1999.......................................   7,134,040
  Net loss........................................................  (3,146,097)
                                                                   -----------
Balance as of September 30, 1999..................................   3,987,943
  Net loss........................................................  (4,692,393)
                                                                   -----------
Balance (deficit) as of December 31, 1999.........................    (704,450)
  Capital contributions...........................................   1,421,000
  Net loss........................................................  (4,805,274)
                                                                   -----------
Balance (deficit) as of March 31, 2000............................ $(4,088,724)
                                                                   ===========







                       See Notes to Financial Statements.

                       WEST VIRGINIA PCS ALLIANCE, L.C.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

(1) In the opinion of the managing member of the Alliance, the accompanying financial statements which are unaudited, except for the balance sheet dated December 31, 1999, contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 2000 and December 31, 1999 and the results of operations for the three months ended March 31, 2000 and 1999 and cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three months ended March 31, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

(2) In March 2000, the Alliance sold 67 towers for $20.6 million to Crown Castle International Corp (Crown). In April 2000, the Alliance sold a total of 15 towers for $3.3 million to Crown. In connection with these transactions, the Alliance has certain future leaseback and other commitments. Accordingly, these gains have been deferred for book purposes and will be amortized over the life of the leaseback agreement.

(3) In January 2000, the members contributed $1.4 million to the Alliance, purchasing 78,944.44 Common Membership Units.